NEWS RELEASE

For Immediate Release
January 3, 2008

NOTICE OF TELECONFERENCE CALL

CanWest Global Communications Corp.
Fiscal 2008 First Quarter Results

CanWest MediaWorks LP
Fiscal 2008 First Quarter Results

Thursday, January 10, 2008 – 5:00 p.m. EASTERN TIME

Winnipeg, MB – You are invited to participate in a teleconference call to review CanWest Global Communications Corp.’s first quarter financial results for the 2008 fiscal year.

CanWest Global President and CEO, Leonard Asper will host the conference call, and will be joined by John Maguire, Chief Financial Officer and other CanWest executives.  Formal remarks will be followed by a question and answer session.

A news release will also be issued on Thursday, January 10, 2008.  If you have not received the release prior to the start of the teleconference call, please call our office and a copy will be faxed to you.  The news release will also be available at www.canwest.com.

Bondholders of CanWest MediaWorks Limited Partnership are also invited to participate in the teleconference call of CanWest Global Communications Corp., to review first quarter financial results for the 2008 fiscal year.

The financial statements of CanWest MediaWorks LP will be available in advance of the call at www.canwestmediaworkslp.com

If you wish to participate in the conference call, please note the call-in numbers shown below. All interested participants will need this number to access the teleconference.

This call is for analysts and bondholders only.

Media may participate in listen-only mode.

CONFERENCE CALL-IN NUMBER:                                                         416-644-3414 or 800-733-7571

REPLAY PHONE NUMBER:                                                                       416-640-1917 or 877-289-8525

Enter Reservation :                                                                               21257710 followed by the pound sign
(Replay is accessible for 5 days)

Audio Stream and PowerPoint Presentation will also be available at
www.canwest.com

For further information:

Media Contact:
Dervla Kelly
Director, Corporate Communications
Tel: (416) 442-3807
dekelly@canwest.com

Investor Contact:
Hugh Harley
Director, Investor Relations
Tel: (204) 956-2025
hharley@canwest.com